Exhibit 23.2


       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Raven Moon Entertainment, Inc. for the registration of 10,800,000,000 shares of its common stock and to the incorporation by reference therein of our report dated March 12, 2004, with respect to the consolidated financial statements of Raven Moon Entertainment, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2004, filed with the Securities and Exchange Commission.


                                           /s/  Richard L. Brown & Company, P.A.
                                           -------------------------------------
                                                Richard L. Brown & Company, P.A.


Tampa, Florida
March 10, 2005